Exhibit 10.1

NONQUALIFIED SUPPLEMENTAL

EXECUTIVE RETIREMENT AGREEMENT

(As Amended and Restated Effective as of January 1, 2012)

THIS AGREEMENT, executed on the 7th day of June, 2012, is between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), and Joseph F. Coradino (the “Executive”), an officer of the Trust.

WHEREAS, the Trust desires to continue to provide a nonqualified supplemental executive retirement benefit to the Executive as hereinafter provided, in accordance with the terms of the Amended and Restated Employment Agreement entered into by the Trust and the Executive in April 2012;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Supplemental Retirement Benefit. The Trust shall continue a bookkeeping account for the Executive and shall credit such account each fiscal year beginning January 1, 2012 or later with a deemed contribution of $50,000 so long as the Executive remains an employee of the Trust. Commencing on January 1, 2012, all deemed contributions, including those deemed made prior to 2012 and in 2012, (and all earnings thereon) shall earn interest, compounded annually, for 2012 and for each calendar year after 2012, at a rate of five percent per annum.

2. Vesting. The Executive shall be fully vested in all amounts credited to his account at all times.

3. Payments to Executive

(a) Pre-2005 Account. Upon termination of the Executive’s employment with the Trust for any reason, the Trust shall pay to the Executive the amount credited to his account as of December 31, 2004, plus earnings thereon after December 31, 2004 (the “Pre-2005 Account”) in a single sum within 60 calendar days after such termination of employment. If the Executive’s employment is terminated due to his death, such amount shall be paid to the Executive’s beneficiary, as designated on the attached Exhibit A.

(b) Post-2004 Account. Upon termination of the Executive’s employment with the Trust (within the meaning of subparagraph (c)(1) below) for any reason, the Trust (subject to subparagraph (c)(2) below) shall pay to the Executive the amount credited to his account on and after January 1, 2005, plus earnings thereon (the “Post-2004 Account”) in a single sum within 60 calendar days after such termination of employment. If the Executive’s employment is terminated due to his death, such amount shall be paid to the Executive’s beneficiary, as designated on the attached Exhibit A, within 60 calendar days after the Executive’s death.

(c) Rules to Effect Compliance with (or Exemption from) Section 409A of Code

(1) Termination of Employment. The Executive shall only have incurred a termination of employment from the Trust for purposes of the Post-2004 Account if the Executive has separated from service with all entities in the group of entities under common control with the Trust, within the meaning of sections 414(b) and 414(c) of the Internal Revenue Code of 1986, as amended (the “Code”) (and any amendment thereof or successor thereto) (using the phrase “at least 50 percent” rather than the phrase “at least 80 percent,” where applicable). The determination of whether the Executive has had a termination of employment from the Trust shall be made by the Executive Compensation and Human Resources Committee of the Board of Trustees of the Trust, applying the rules set forth in Treas. Reg. §1.409A-1(h) and any amendment thereof or successor thereto.

(2) Required Delay for Some Payments. Notwithstanding the payment date set forth in subparagraph (b) above, if the Executive is a “specified employee,” as defined in Treas. Reg. §1.409A-1(i) (and any amendment thereof or successor thereto), on the date of his termination of employment from the Trust, his Post-2004 Account will not be paid to him under subparagraph (b) above during the first six months after his termination of employment, and will instead be paid to him on the day that is six months plus one day following such termination of employment.

4. Section 409A Compliance. Except for amounts credited to the Executive’s Pre-2005 Account (including earnings thereon), this Agreement is intended to comply with the requirements of section 409A of the Code and the final regulations issued thereunder and shall be construed and interpreted in accordance therewith in order to avoid the imposition of additional tax hereunder.

5. Agreement Unfunded. This Agreement shall be unfunded and the payment of benefits hereunder shall be made from the general assets of the Trust. Any assets which may be set aside, earmarked or identified as being intended for the payment of benefits under this Agreement shall remain assets of the Trust and shall be subject to the claims of its general creditors. The Executive shall be a general and unsecured creditor of the Trust to the extent of the amount in his accounts, and he shall have no right, title or interest in any specific asset that the Trust may set aside, earmark or identify as for the payment of benefits under this Agreement.

6. Non-Assignability. No benefits under this Agreement shall be subject in any manner to assignment, anticipation, alienation, sale, transfer, pledge or encumbrance, and any attempt to do so shall be void and unenforceable. Such benefits shall not be subject to or liable for the debts, contracts, liabilities, engagement or torts of the Executive.

7. Amendment and Termination

(a) Pre-2005 Account. As for the Pre-2005 Account, this Agreement may be amended or terminated, in whole or in part, upon the mutual agreement of the Executive and the Trust.

(b) Post-2004 Account. As for the Post-2004 Account, this Agreement may be amended or terminated, in whole or in part, upon the mutual agreement of the Executive and the Trust. However, if terminated, the Post-2004 Account shall be paid to the Executive in a single sum pursuant to the rules set forth in Treas. Reg. §1.409A-3(j)(4)(ix) and any amendment thereof or successor thereto.

8. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Trust, its successors and assigns, and the Executive and his heirs, executors, administrators and legal representatives.

9. Headings. The headings of Paragraphs and subparagraphs of this Agreement are for the convenience of reference only. In the event of a conflict between a heading and the content of a Paragraph or subparagraph, the content of the Paragraph or subparagraph shall control.

10. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflict of laws).

IN WITNESS WHEREOF, the Trust has caused this Agreement to be duly executed by its duly authorized officer, and the Executive has hereunto set his hand and seal, all on the day and year first above written.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By	/s/ Bruce Goldman
Name:	Bruce Goldman
Title:	Executive Vice President and General Counsel

/s/ Joseph F. Coradino
Joseph F. Coradino

EXHIBIT A

NONQUALIFIED SUPPLEMENTAL

EXECUTIVE RETIREMENT AGREEMENT

BENEFICIARY DESIGNATION

[This form is for your use pursuant to the Nonqualified Supplemental Executive Retirement Agreement (the “Agreement”), as amended and restated effective as of January 1, 2012, between you and Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the “Trust”), to name a beneficiary for the amount payable to you under the Agreement. You should complete the form, sign it, have it signed by the Trust, and date it.]

* * * * *

I understand that, in the event my employment with the Trust is terminated due to my death, the amount payable under the Agreement will be paid in a single sum to the beneficiary designated by me below or, if none or if my designated beneficiary predeceases me, to my surviving spouse or, if none, to my estate. I further understand that the last beneficiary designation filed by me during my lifetime cancels all prior beneficiary designations previously filed by me under the Agreement.

I hereby state that                                                  , residing at                                                                                       , whose Social Security number is                                 , is designated as my beneficiary.

Signature of Executive	Date

ACCEPTED:

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

By:

Date:

A-1